UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – July 14, 2015

GILLA INC.
 (Exact Name of Registrant as Specified in its Charter)

NEVADA	000-28107	88-0335710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15540 Biscayne Blvd, North Miami, Florida 33160
(Address of principal executive offices)

(416) 843-2881
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01    Completion of Acquisition or Disposition of Assets.

On July 14, 2015, Gilla Inc. (“Gilla” or the “Company”) closed the acquisition of all the issued and outstanding shares of E-Liq World, LLC (“Vapor Liq”), an e-liquid subscription based online retailer. Pursuant to a share purchase agreement, dated July 14, 2015, the Company issued five hundred thousand (500,000) shares of the Company’s common stock (the “Common Shares”) and warrants for the purchase of five hundred thousand (500,000) shares of the Company’s common stock (the “Warrants”) as consideration to the vendors of Vapor Liq (the “Vendors”). The Warrants are exercisable over eighteen (18) months with an exercise price of twenty cents ($0.20) per common share.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release dated July 15, 2015 from Gilla Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GILLA INC.

Dated: July 16, 2015	By:	/s/ J. Graham Simmonds
J. Graham Simmonds
Chief Executive Officer